Exhibit 10.1

MEMORANDUM OF AGREEMENT

THIS MEMORANDUM OF AGREEMENT (the "Agreement"), is entered into as of this 13th day of June 2014, by and between WILESS Controls Inc. ("WILS") a Nevada corporation having its principal place of business located at 3450 St-Denis, Suite 202, Montreal, Quebec, H2X 3L3 and Mary Spio and potential other associates, representing all IP properties, patents and work in progress being part of a project identified as Next Galaxy Corp.(NGC)."

W I T N E S S E T H:

WHEREAS, NGC has developed intellectual properties, patent(s), interests, licenses and other tangible or intangible assets and all other ideas represented as the Next Galaxy Corp. project; and
WHEREAS, NGC and all associates are the sole owners of those properties; and
WHEREAS, NGC desire to sell, transfer and assign to WILS all of their rights, title and interest and ownership in the Next Galaxy Corp project; and
WHEREAS, NGC and the Board of Directors of WILS deem it in the best interests of each and their respective shareholders to complete the transaction herein contemplated;
NOW, THEREFORE, in consideration of the promises and of the mutual agreements, provisions, covenants, representations and warranties herein contained, the Parties hereto hereby agree as follows:

1. Acquisition of NGC ownership interests by WILS.

1.01 Acquisition of NGC property. Subject to the terms and conditions of this Agreement, WILS agrees to purchase from the NGC owners and developers, represented by Mary Spio, agree to sell, transfer, convey and deliver to WILS, all of the NGC rights, title and interest. At Closing, WILS shall be vested with ownership of 100% of the equity of what is represented as NGC's assets, tangible or intangible.

1.02 Purchase Price. WILS agrees to purchase from the NGC property for a total consideration of fifty five million (55,000,000) shares of the restricted common stock of WILS ("Securities") which will represent 50% of the outstanding shares of WILS after the purchase.

1.03 Closing. Subject to the terms and provisions of this Agreement, the Closing of the transactions contemplated by this Agreement will be at the earliest possible date after the signing of this agreement as time is of the essence.

2. Representations and Warranties of WILS.

WILS represents and warrants to NGC that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.
2.01 Organization, Qualification and Corporate Power. WILS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. WILS has no provisions in its Articles of Incorporation or By-laws and no voting trusts or other agreements that require anything more than a standard majority (50+%) vote in order to elect directors or to take any other action requiring shareholder approval.
2.02 Authority. WILS has all requisite corporate power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by WILS hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by WILS and all agreements, instruments, and documents to be executed and delivered by WILS hereunder, the performance by WILS of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of WILS, and no other corporate proceedings of WILS are necessary with respect thereto.

2.03 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which WILS is subject or any provision of its Certificate of Incorporation, Bylaws or Board of Directors or stockholder resolutions of WILS or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which WILS is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. WILS is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other person or entity which has not been given or obtained in order for WILS to consummate the transactions contemplated by this Agreement.
2.04 Representation. WILS represents and warrants that in making the decision to acquire the assets of NGC, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that WILS and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from NGC.
2.05 Permits. WILS has in force and effect all Permits required to own and operate its business; all such Permits are in full force and effect; and no violations exist there under. No proceeding is pending and WILS has not received any notice of and has no knowledge of any threatened proceeding relating to the revocation, termination or modification of any Permit affecting the operation and conduct of its business.
2.06 Governmental Approvals. Other than making the necessary filings with the Securities and Exchange Commission, WILS has not received any notification of a required consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority (including, without limitation, any department, bureau or agency), required to be obtained or made in connection with the execution and delivery of this Agreement by WILS or the consummation by WILS of the transactions contemplated hereby the failure of which to obtain would have a material adverse affect on the operation or conduct of the business of WILS.
 2.07 Tax Matters. There is no dispute or claim concerning any federal, state or local tax liability either (a) claimed or raised by any authority in writing or (b) as to which WILS, or any of the directors and officers (and employees responsible for tax matters) of WILS or any affiliate of WILS have knowledge. WILS has paid all of its outstanding tax obligations in each jurisdiction where such obligation has been incurred on a timely basis. There are no audits or examinations pending or presently being conducted by any taxing jurisdiction or regulatory authority.
2.08 Litigation and Payables. There is no litigation and there are no arbitration proceedings or governmental proceedings, suits or investigations pending, instituted or, to the best knowledge of WILS, threatened against WILS. WILS has not received any notifications or charges from any federal, state, or local governmental authority involving occupational safety and health or water quality or other environmental matters. WILS has not received any notice that it has been charged with any violation of, or threatened with a charge of a violation of, any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (collectively, "Legal Requirements"), which violation might reasonably be expected to have a material adverse affect on the operations or the business of WILS, and to the knowledge of WILS, no third party has been charged with any such violation that might reasonably be expected to have a material adverse affect on the operations or business of WILS.  Except as disclosed on Schedule "D" attached hereto, that there are no accounts payable, notes payable, bonds, or any other liability of any nature, whether liquidated or unliquidated, contingent or non-contingent, known or unknown relating to WILS' business operations prior to Closing.

2.09 Environment, Health and Safety. There are no claims and WILS is not aware of the potential for any claims arising out of environmental issues related to the operation or business of WILS.

2.10 Legal Compliance. WILS has not violated any Legal Requirements and WILS is not aware of any issues or claims relating to legal compliance, including any potential liabilities, associated with environmental, health or safety laws that would have a material effect on the operations or business of WILS.

2.11 Foreign Person. WILS is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), Section 1445 and 7701 (i.e., WILS is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated there under.
2.12 Lease Obligations. With respect to any leases of real property held by WILS all royalties, rentals and other payments due in respect thereof have been timely paid and all other conditions necessary to keep such leases in full force and effect during their term have been fully performed.

2.13 Marketing of Production; Suspended Funds.

(a.) WILS has not received any advance, "take-or-pay," or other similar payments under production sales contracts that will entitle the purchasers to "make-up" or otherwise receive deliveries of products at any time after the Closing Date without paying at such time the full market price there for, nor has WILS received any payments with respect to, or in lieu of or in satisfaction for any take-or-pay obligations of purchasers of WILS's products deliverable under any contracts covering any of the operations or business.

(b.) WILS has not received prior to the Closing Date payments for products which are currently subject to refund.
(c) WILS does not have any contracts that are subject to any (i) dedication under product sales contracts with terms in excess of 31 days, (ii) agreements not terminable without cause on 30 days advance written notice or (iii) calls on, or preferential rights to purchase products there from.
(d) WILS is not, and is not required to be, holding any funds in suspense that are attributable to its operations or business.
2.14 Preferential Rights and Restrictions on Assignment. None of the leases or contracts used in the operations or business of WILS are subject to any preferential rights to purchase or restrictions on assignment, including, but not limited to, requirements for consents from third parties to any assignment.
2.15 Equipment. None of the equipment included in or used in the operations and business of WILS is subject to any royalties, share of production or other such payments. WILS does not lease any equipment under any lease agreements that cannot be terminated with 30 days notice.
2.16  No Ongoing Business Operations.  That as of the date of Closing, WILS will have divested itself, or converted into equity of WILS, all liabilities except for disclosed accounts payables, and will have no ongoing business operations except for the NGC business operations.

3. Representations and Warranties of NGC Shareholders.

Mary Spio as NGC's authorized representative acting solely as to that NGC project, represents and warrants to WILS that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.
3.01 Authority. Mary Spio for NGC has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it.
3.02 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which NGC is subject.
3.03 Title. The NGC assets ownership is being transferred pursuant to this Agreement to WILS with title warranty, either express or implied.

3.04 Representation. Mary Spio and any other person or entity having ownership in NGC represents and warrants that in making the decision to sell the NGC assets and acquire the Wiless Securities, it has relied upon its own independent investigations.

3.05 Investment Intent

The NGC asset holders are aware that the transferability of the Securities is restricted and will be further restricted by a legend placed on the certificate(s) representing the Securities containing substantially the following language:

The securities represented by this certificate have not been registered under either the Securities Act of 1933 or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such Act and such laws covering such securities, or the Company receives an opinion of counsel acceptable to the Company stating that such sale, transfer, assignment, offer, pledge or other distribution for value is exempt from the registration and prospectus delivery requirements of such Act and such laws.

4. Representations and Warranties Concerning NGC.

NGC represents and warrants to WILS that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date. All of the representations of this Section 4 are qualified by the attached Disclosure Schedule and attachments thereto set forth as Exhibit "D" attached hereto and made a part hereof.
4.01 Organization, Qualification. NGC has not been formed as a corporation duly organized, but represents a project led by Mary Spio and representing intellectual property, either fully developed or in the development stage, licenses, marketing agreements, patent(s) and any other idea and assets whether tangible or intangible, represented as being part of the Next Galaxy project.
4.02 Authority. Mary Spio has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by what is referred to as NGC.
4.03  Litigation and Payables. There is no litigation and there are no arbitration proceedings or governmental proceedings, suits or investigations pending, instituted or, to the best knowledge of NGC, threatened against NGC or any asset of NGC. Except as disclosed on Schedule "E" attached hereto, that there are no accounts payable, notes payable, bonds, or any other liability of any nature, whether liquidated or unliquidated, contingent or non-contingent, known or unknown relating to NGC'S business operations prior to Closing.

4.09  NGC Intellectual Property. The NGC Disclosure Schedule sets forth a complete and correct list and summary description of all intellectual property, including computer software, trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of NGC.

5. Actions at Closing.

5.01 Transactions at the Closing. At the Closing the following events shall occur, each event under the control of one party hereto being a condition precedent to the events under the control of the other party, and each event being deemed to have occurred simultaneously with the other events.
5.02 Deliveries by WILS. At Closing, WILS will deliver or cause to be delivered:
(a) To NGC, a Certificate of Incumbency containing signatures of officers of WILS;
(b) To the NGC owners, as represented by Mary Spio, stock certificates representing in aggregate, fifty five million (55,000,000) shares of the restricted common stock of WILS. NGC shall provide WILS not less than five business days before the Closing Date with an allocation of shares between the NGC Shareholders and addresses for each such shareholder to receive a stock certificate.

c) WILS will provide financing for the NGC project, with a minimum of $50,000 a month for at minimum the first three months, afterwards to be revised from time to time, pursuing to the needs of the company and as directed and agreed by management and the Board of Directors, such funding to be obtained from the public market, subject to the realization of NGC and the conditions of the market.

5.03 Deliveries by NGC. At Closing NGC will deliver to WILS, as applicable:
(a) Assignments, Intellectual Property and list of all of NGC assets, tangible of intangible.
(b) A Certificate of Incumbency containing signatures of all officers/owners of NGC;

6. Miscellaneous.

6.01 Governing Law and Jurisdiction and Venue of Disputes. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Nevada.
6.02 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:
For NGC: 1680 Michigan Ave, Suite 700 Miami Beach, FL 33139

For WILS: 3450 St-Denis, Suite 202, Montreal, Quebec, H2X 3L3

6.03 No Assignment. This Agreement may not be assigned by any Party or by operation of law or otherwise and, in the event of an attempted assignment, this Agreement shall terminate.

6.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For the purpose of this Agreement, the Parties hereto agree that a facsimile copy shall have the same effect as an original signature.
6.07 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by WILS and NGC. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
6.08 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
6.10 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the.

(signature page to follow)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

WILS:	WILESS CONTROLS INC., a Nevada Corporation

	By.	MICHEL ST-PIERRE
Michel St-Pierre, President

NGC:

	By.	MARY SPIO
NGC Authorized Representative